                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of the 28th day of April, 2005 (the
"Agreement"), by and between VSUS Technologies Incorporated, a Delaware corporation having its principal office at 444 Madison Avenue, 24th Floor, New
York, NY 10022 (the "Company") and Eliyahu Kissos, a resident of Israel, with an address at 17/19 Hafetz Haim Street, Kiryat-Ata, Israel 28032 (the "Executive").

                                R E C I T A L S:

         The Company desires to employ the Executive, and the Executive desires to accept such employment by the Company, upon the terms and conditions hereinafter set forth.

         In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. EMPLOYMENT AND DUTIES. The Company agrees to employ the Executive as the President of the Company, and the Executive accepts such employment, and agrees to perform all duties and services consistent with his position. The
Executive agrees that during the Employment Period (as defined in Section 2 hereof), he shall devote substantially all of his business time, attention and energy to perform his duties and services hereunder, and shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities. In connection with the performance of such duties and services, the Executive shall report only to the Chairman and/or Chief Executive
Officer of the Company, as applicable, and to the Board of Directors of the
Company (the "Board").

         In addition, during the Employment Period, Executive shall serve as a member of the Company's Board. The Company agrees that it shall nominate the
Executive to be a director of the Company at each election of directors of the
Company to be held during the Employment Period, and to recommend to the stockholders of the Company to vote their shares in favor of the election of the
Executive as a director of the Company at all such meetings. The Executive agrees to serve as a director of the Company for no additional consideration, except as may be provided to all directors generally.

         2. TERM OF EMPLOYMENT. This Agreement shall commence on the date hereof
(the "Commencement Date") and terminate on the fourth anniversary thereof, unless sooner terminated as provided in Section 4 of this Agreement (the
"Employment Period").

         3.       COMPENSATION AND BENEFITS.

                  (a) Issuance of Shares.

                      (i) Issuance. As consideration for the
Executive's execution of this Agreement, and the performance of his duties and services hereunder, the Company shall hereby issue and deliver to the Executive an aggregate of 5,038,000 shares of common stock of the Company (the "Shares").

                       (ii) Registration of Shares. The Company agrees that,
within sixty (60) days of the date hereof, it shall file with the Securities and
Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or, if
Form S-8 is not then available, on such form of Registration Statement as is then available to effect a registration of the Shares, subject to the consent of the Executive, which consent will not be unreasonably withheld) covering the resale of the Shares, which Registration Statement, to the extent allowable under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration
Statement also covers such indeterminate number of additional shares of common stock of the Company as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                       (iii) Leak-Out of Shares. Notwithstanding the foregoing,
the Executive agrees that he may only sell up to 1/16th of the Shares in each calendar quarter, commencing on July 1, 2005, on a cumulative basis, meaning that if no Shares were sold during one calendar quarter while the Shares were qualified to be sold, up to 2/16ths of such Shares could be sold in the next successive calendar quarter and so forth. The Executive agrees that all sales will be made at no less than the best "asked" prices, and no sales will be made at the "bid" prices for the Shares. The Executive agrees that he will not engage in any short selling of the Shares during the Employment Period. The Company agrees that during the Employment Period, the Company shall use its best efforts to (A) maintain its "reporting" status with the SEC; (B) file all reports that are required to be filed by it during such period; (C) and ensure that the
Company's common stock is continually quoted for public trading on a nationally recognized medium of no less significance than the OTC Bulletin Board of the
National Association of Securities Dealers, Inc., the Nasdaq Small Cap, or a
recognized national stock exchange.

                       (iv) Repurchase of Shares.

                            (A) If the Executive's employment is terminated
automatically pursuant to Section 4(a) hereof, by the Company pursuant to
Sections 4(b) or (c) hereof, or by the Executive pursuant to Section 4(d)
hereof:

                                (1) on or before the first anniversary of the
date of this Agreement, the Company shall have the right, but not the obligation, to repurchase 3/4ths of the Shares at a purchase price of $.001 per share;

                                (2) after the first anniversary but
on or before the second anniversary of the date of this Agreement, the Company shall have the right, but not the obligation, to repurchase 1/2 of the Shares at a purchase price of $.001 per Share;

                                (3) after the second anniversary but on or
before the third anniversary of the date of this Agreement, the Company shall have the right, but not the obligation, to purchase 1/4th of the Shares at a purchase price of $.001 per Share; and

                                (4) after the third anniversary of the date of
this Agreement, the Company shall not have the right to repurchase any of the
Shares.

                            (B) If the Executive's employment is terminated by
the Company pursuant to Section 4(d) hereof:

                                (1) on or before the first anniversary of the
date of this Agreement, the Company shall have the right, but not the obligation, to repurchase 1/2 of the Shares at a purchase price of $.001 per share;

                                (2) after the first anniversary but on or before
the second anniversary of the date of this Agreement, the Company shall have the right, but not the obligation, to repurchase 1/4th of the Shares at a purchase price of $.001 per Share; and

                                (3) after the second anniversary of the date of
this Agreement, the Company shall not have the right to repurchase any Shares.

                            (C) Upon a Liquidity Event, the provisions of
Subsection 3(a)(iv)(A) and (B) shall no longer apply. For the purposes of this
Section 3(a)(iv)(C), a "Liquidity Event" shall be defined as the closing of a transaction in which either: (1) substantially all of the assets, or (2) equity securities having the right to cast a majority of the votes able to be cast by equity security holders of the Company, are acquired by a third party.

                  (b) Bonuses. The Executive shall be entitled to discretionary bonuses at times and in amounts to be determined by the Board (excluding the
Executive if he is then a director), in its sole discretion.

                  (c) Benefit Plans. During the Employment Period, the Executive
shall be entitled to participate in all plans adopted for the general benefit of the Company's employees or executive employees, such as pension plans, medical plans, investment plans, and group or other insurance plans and benefits, to the extent that the Executive is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time.

                  (d) Business Expenses. The Executive shall be reimbursed for his reasonable out-of-pocket expenses incurred in the performance of his duties upon submission of appropriate evidence thereof in conformity with normal
Company policy.

         4.       TERMINATION.

                  (a) Death. This Agreement shall automatically terminate upon the death of the Executive.

                  (b) Disability. The Company shall have the right to terminate this Agreement during the continuance of any Disability of the Executive, as hereafter defined, upon fifteen (15) days' prior notice to the Executive during the continuance of the Disability. "Disability" for purposes of this Section
4(b) shall mean an inability by the Executive to perform a substantial portion of the Executive's duties hereunder by reason of physical or mental incapacity
or

disability for a total of ninety (90) days or more in any consecutive period of three hundred and sixty-five (365) days, as determined by the Board in its good faith judgment.

                  (c) Termination by the Company for Due Cause. Nothing herein shall be deemed to prevent the Company from terminating Executive's employment for Due Cause. The term "Due Cause," as used herein, shall mean: (i) the commission of a felony, or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty, disloyalty, or fraud with respect to the Company; (ii) conduct tending to bring the Company or any of its affiliates into substantial public disgrace or disrepute; (iii) substantial and repeated failure to perform duties as reasonably directed by the Board; (iv)
negligence or willful misconduct with respect to the Company or any of its affiliates; or (v) any material misrepresentation by the Executive under this
Agreement.

                  (d) Termination other than for Death, Disability or Due Cause.
Notwithstanding the foregoing, either the Company or the Executive may terminate the Executive's employment for whatever reason they deem appropriate, upon sixty (60) days written notice to the other party, or such other notice period as mutually agreed to by the parties (the "Notice Period").

                  (e) Notice of Termination. Any Notice of Termination pursuant to this Agreement shall be communicated by a written Notice of Termination to the other party hereof. For purposes of this Agreement, a "Notice of
Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of
Executive's employment under the provision so indicated.

         5.       RESTRICTIVE COVENANTS.

                  (a)      Confidentiality.

                           (i) The Executive recognizes that the Executive's
position with the Company is one of trust and confidence. The Executive acknowledges that, during the course of the Executive's employment with the
Company, the Executive will necessarily become acquainted with confidential information relating to the customers (including names, addresses and telephone numbers) of the Company, and trade secrets, processes, methods of operation and other information, which the Company regards as confidential and in the nature of trade secrets (collectively "Confidential Information"). The Executive acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company would suffer damage if any of the
Confidential Information was improperly disclosed.

                           (ii) The Executive covenants and agrees that the
Executive will not, at any time during or after the termination of the
Executive's relationship with the Company, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made known to the
Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Executive, except and to the extent that such disclosure is necessary to carry out the Executive's duties for the Company. The Executive further covenants and agrees that the

Executive shall retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver or show any Confidential
Information to any unauthorized person including, without limitation, any other employer of the Executive, and the Executive will not make use thereof in an independent business related to the business of the Company.

                           (iii) The Executive agrees that, upon termination of
the Executive's employment with the Company, for any reason whatsoever, or for no reason, and at any time, the Executive shall return to the Company all papers, documents and other property of the Company placed in the Executive's custody or obtained by the Executive during the course of the Executive's employment which relate to Confidential Information, and the Executive will not retain copies of any such papers, documents or other property for any purpose whatsoever.

                  (b) Non-Competition. The Company is in the business of
providing up-to-the-minute information over a secure, private intranet, through a combination of push and pull technologies (the "Business"). Executive acknowledges and recognizes that the Business has been conducted, and the use of its products and services is intended to be made, throughout the world, and
Executive further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, and the consideration to be received hereunder,
Executive shall not, during the Non-Competition Period (as defined below): (i)
directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate or other participant, in any Competitive
Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit providing services to customers of the Company or its affiliates; (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of the Company; (iii)
induce any employee of the Company to terminate his employment with the Company or to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive
Business); or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business).
Anything contained in this Section 5(b) to the contrary notwithstanding, an investment by Executive in any publicly-traded company in which Executive and his affiliates exercise no operational or strategic control and which constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 5(b).

                  As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof, and terminating one (1) year after the Date of
Termination. As used herein, "Competitive Business" shall mean any business, in any territory, which is engaged in the business of providing up-to-the-minute information over a secure, private intranet, through a combination of push and pull technologies.

                  The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the
Company and Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from earning a living.

                  (c) Work Product. The Executive agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the Company's actual business or product lines or any business or product lines which the
Company has taken significant action to pursue, and which are conceived, developed or made by the Executive while employed by the Company (any of the foregoing, hereinafter "Work Product"), belong to the Company. The Executive will promptly disclose all such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the
Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  (d) Representations. The Executive represents and warrants to the Company that the Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity or any other agreement which would prevent or limit his ability to enter into this Agreement or perform his obligations hereunder.

                  (e) Enforcement. The Executive acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the
Executive's obligations under Sections 5(a), (b), (c) or (d) hereof. The
Executive therefore agrees that the provisions of Sections 5(a), (b), (c) or (d)
shall be construed as an agreement independent of the other provisions of this
Agreement and any other agreement and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. The rights and remedies set forth in this Section 5(e)
shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                  If at any time the provisions of this Section 5 shall be
determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 5 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Executive agrees that this Section 5, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         6. INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless the Executive to the full extent permitted by the Delaware General
Corporation Law, and other relevant statutes.

         7. INSURANCE. The Company may, for its own benefit, in it sole discretion, maintain "key-man" life and disability insurance policies covering the Executive. The Executive shall cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

         8.       MISCELLANEOUS PROVISIONS.

                  (a) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings between the parties with respect to the subject matter hereof.

                  (b) Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties or in the case of a waiver, by the party waiving compliance.

                  (c) Waiver. The failure of either party at any time or times to require performance of any provision hereof in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any other term or covenant contained in this Agreement.

                  (d) Notices. All notices, demands, consents or other
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of receipt, one (1) business day after being sent by telecopier, or three (3) business days after being sent by registered or certified mail to the parties at the addresses set forth above or to such other address as either party shall hereafter specify by notice to the other party. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

                  (e) Governing Law. This Agreement shall be construed in
accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

                  (f) Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations hereunder, only to a successor by merger, or by the purchase of all or substantially all of the assets and business of the Company, and such rights and obligations shall inure to, and be binding upon, any such successor.

                  (g) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, heirs, permitted successors and permitted assigns.

                  (h) Headings and Word Meanings. Headings and titles in this
Agreement are for convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words "herein,"
"hereof," "hereunder" and words of similar import, when used anywhere in this
Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

                  (i) Separability. Any term or provision of this Agreement
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                  (j) No Strict Construction. The parties hereto have
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this
Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  VSUS TECHNOLOGIES INCORPORATED

                                  By: /s/ Steven Goldberg
                                     -------------------------------------------
                                       Name: Steven Goldberg
                                       Title: Chief Financial Officer

                                  /s/ Eliyahu Kissos
                                  ----------------------------------------------
                                  Eliyahu Kissos